Exhibit 32

CERTIFICATION

In connection with the quarterly report of Tara Gold Resources Corp (the "Company") on Form 10-QSB for the period ending September 30, 2006 as filed with the Securities and Exchange Commission (the "Report"), Francis R. Biscan, Jr., the Chief Executive Officer and Clifford A. Brown, the Principal Financial Officer of the Company, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that to the best of their knowledge:

(1)

The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)

The information contained in the Report fairly presents, in all material respects the financial condition and results of the Company.

Dated: October 30, 2007

By: /s/ Francis R. Biscan Jr.

Francis R. Biscan, Jr., Chief

Executive Officer

Dated: October 30, 2007

By: /s/ Clifford A. Brown

Clifford A. Brown

Principal Financial Officer